Exhibit 32.1


                           Certification of CEO Pursuant to
                               18 U.S.C. Section 1350,
                                As Adopted Pursuant to
                       Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Farmers Group, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Martin D. Feinstein, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Martin D. Feinstein
------------------------
Martin D. Feinstein
Chief Executive Officer
August 8, 2003


This certification is being furnished to accompany this Report pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.